Exhibit 99.2

June 18, 2007 7:00 AM ET

ARROWHEAD SUBSIDIARY, UNIDYM, INC., APPOINTS SEMICONDUCTOR

INDUSTRY EXECUTIVE AS CHIEF EXECUTIVE OFFICER

PASADENA, Calif.—June 18, 2007—Arrowhead Research Corporation (NASDAQ: ARWR), announced today that Arthur L. Swift has been appointed Chief Executive Officer & President of its majority-owned subsidiary, Unidym, Inc., a leader in the development and manufacture of carbon nanotubes for applications in the electronics industry. Unidym, which recently merged with Carbon Nanotechnologies, Incorporated (CNI), possesses a foundational patent portfolio that covers nearly every aspect of carbon nanotube manufacturing and processing.

“Art has a track record of success in selling and licensing new products and technologies to electronics manufacturers,” said R. Bruce Stewart, Arrowhead’s CEO & Chairman. “His depth and breadth of executive, technical, and marketing experience in the industry will be of enormous benefit to Unidym as it executes its business plans.”

“I expect Unidym to transform several potentially high volume applications within the electronics industry,” commented Swift. “Unidym’s technology likely will enable more robust touch screens, lower cost flat panel displays, more efficient thin-film solar cells, and may even make flexible electronics truly practical. Plus, the company’s IP portfolio provides licensing opportunities as well as considerable barriers to any future competition. I’m excited to have the opportunity to contribute to Unidym’s success.”

Mr. Swift comes to Unidym from Transmeta Corporation, an innovative semiconductor company in the Silicon Valley, where he most recently held the position of President and Chief Executive Officer. Prior to his promotion to CEO, he was Senior Vice President of Marketing. At Transmeta, Mr. Swift was instrumental in transforming the company’s strategy from selling semiconductor chips to developing and licensing intellectual property, a change that nearly doubled Transmeta’s revenue in the first two years after the strategy shift.

Prior to Transmeta, Art held senior leadership roles ranging from President and Chief Operating Officer at an embedded software startup, Lynuxworks, to Vice President and General Manager at a variety of large divisions of the established chip-maker Cirrus Logic. Art has also held senior marketing and engineering positions with Summit Microelectronics, Sun Microsystems, Digital Equipment, and Fairchild Semiconductor.

Mr. Swift earned a B.S. in Electrical Engineering at the Pennsylvania State University.

About Arrowhead Research Corporation

Arrowhead Research Corporation (www.arrowheadresearch.com) is a publicly-traded nanotechnology company commercializing new technologies in the areas of life sciences, electronics, and energy. Arrowhead is building value for shareholders through the progress of majority owned subsidiaries founded on nanotechnologies originally developed at universities. The company works closely with universities to source early stage deals and to generate rights to intellectual property covering promising new nanotechnologies. Currently, Arrowhead has four subsidiaries commercializing nanotech products and applications, including anti-cancer drugs, RNAi therapeutics, carbon-based electronics and compound semiconductor materials.

About Unidym, Inc.

Unidym is a leader in the manufacture and application of carbon nanotubes (CNTs), a novel material with extraordinary electrical, thermal, and mechanical properties. Unidym provides bulk materials, CNT-enabled products, and intellectual property to a wide range of customers and business partners. As a result of its recent merger with CNI, Unidym possesses a foundational patent portfolio that covers nearly every aspect of CNT manufacturing and processing as well as multiple product applications.

Unidym is focused on the electronics industry where its initial products include transparent electrodes for touch screens, flat panel displays, solar cells, and solid state lighting; electrodes for fuel cells; and thin film transistors for printable electronics. Unidym is also pursuing an aggressive, cross-industry partnership strategy to capture value from the wide ranging uses of CNTs. Undiym’s licensing program, technical expertise and manufacturing facilities can enable partners to rapidly develop CNT solutions for their specific applications.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K and 10-K/A, recent and forthcoming Quarterly Reports on Form 10-Q and 10-Q/A, recent Current Reports on Forms 8-K and 8-K/A, our Registration Statements on Form S-3, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Virginia E. Dadey

Arrowhead Research Corporation

212-541-3707

vdadey@arrowres.com